UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2021

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8400 E. Crescent Parkway, Suite 450, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 373-4860

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of each class	Trading Symbol	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2021, Scott’s Liquid Gold-Inc., a Colorado corporation (the “Company”), entered into the Second Amendment to Loan and Security Agreement (the “Amendment”), amending its Loan and Security Agreement with UMB Bank, N.A., dated July 1, 2020, as amended by the First Amendment to the Loan and Security Agreement, dated on March 26, 2021.  The Amendment acknowledges the recent change in management, with Kevin Paprzycki and Tisha Pedrazzini serving as interim co-presidents, and consents to the add-back to EBITDA of certain charges relating to the severance agreements with certain employees of the Company and the deduction from EBITDA of severance payments as they are paid.

Item 8.01Other Events.

The Distribution Agreement between Church & Dwight Co., Inc. and the Company’s subsidiary, Neoteric Cosmetics, Inc., will not be extended beyond its existing expiration date of December 31, 2021 (the “Expiration Date”).  As a result, the Distribution Agreement will expire on its own terms as of the Expiration Date and the Company will cease to distribute Batiste Dry Shampoo products.  Beginning in 2022, the Company will no longer distribute the products of third parties and will focus on developing, acquiring and marketing its own brands.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits: The following exhibit is filed as part of this report:

Exhibit No.	Exhibit Description
10.1	Second Amendment to Loan and Security Agreement, Dated June 25, 2021

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: June 25, 2021	By: /s/ Kevin A. Paprzycki Kevin A. Paprzycki Interim Co-President and Chief Financial Officer